Exhibit 99.1

ANCESTRY.COM LLC REPORTS FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

– 2014 Non-GAAP Revenues $619.5 million, Up 10.3% Year-Over-Year –

– 2014 Adjusted EBITDA $215.3 million, Up 1.8% Year-Over-Year –

PROVO, Utah, February 3, 2015 – Ancestry.com LLC (the “Company”), the world’s largest online family history resource, reported financial results today for the fourth quarter and full year ended December 31, 2014.

“Ancestry.com ended the year on a positive note, with solid growth in adjusted EBITDA and improving subscriber trends,” said Tim Sullivan, Chief Executive Officer of Ancestry.com. “After a year of strategic investments, we are focused on strong execution in the core business in 2015. We remain very pleased with AncestryDNA, which doubled its customer base in 2014, just launched in its first international markets, and is demonstrating its potential for broadening the base of consumers seeking to discover more about their family history.”

Fourth Quarter and Full Year 2014 Financial Highlights

•	Total revenues and non–GAAP revenues[1] for the fourth quarter 2014 were each $155.2 million. Non-GAAP revenues increased 6.3% from $145.9 million in the fourth quarter of 2013, driven by growth in revenues from the Company’s core Ancestry websites and its AncestryDNA product. For the full year 2014, total revenues and non–GAAP revenues were each $619.5 million, with an increase in non-GAAP revenues of 10.3% from $561.5 million for the full year of 2013.

•	Net loss for the fourth quarter of 2014 was $(7.1) million compared to net loss of $(23.3) million in the fourth quarter of 2013. For the full year 2014, net loss was $(18.3) million compared to $(79.7) million for the full year of 2013.

•	Adjusted EBITDA[2] for the fourth quarter of 2014 was $55.1 million, compared to $53.6 million in the fourth quarter of 2013. For the full year 2014, adjusted EBITDA was $215.3 million, compared to $211.6 million for the full year 2013. Adjusted EBITDA for the three and twelve months ended December 31, 2014 includes $5.9 million and $10.1 million, respectively, of accrued interest to be paid on restricted cash held pending resolution of the shareholder appraisal litigation, professional service fees related to litigation and costs associated with the return-of-capital distribution paid in February 2014 by our parent company, Ancestry.com Holdings LLC. For the three and twelve months ended December 31, 2013, adjusted EBITDA includes $2.0 million and $5.6 million, respectively, of professional services related to litigation, reorganizing our corporate structure, registering our existing senior notes with the SEC, costs associated with the return-of-capital distribution paid in September 2013 by our parent company, Ancestry.com Holdings LLC and costs related to the settlement of litigation.

•	Free cash flow[3] totaled $20.7 million for the fourth quarter of 2014, compared to $15.6 million for the fourth quarter of 2013. For the full year 2014, free cash flow totaled $94.1 million compared to $132.9 for the full year 2013.

•	Cash and cash equivalents totaled $108.5 million as of December 31, 2014.

•	Obligations under long-term debt[4] totaled $884.5 million as of December 31, 2014.

Ancestry Business Updates

•	Subscribers – Subscribers of Ancestry websites totaled approximately 2,115,000 as of December 31, 2014, compared to 2,140,000 as of December 31, 2013.

[1]	Non-GAAP revenues are defined as the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the acquisition of Ancestry.com Inc. by a company controlled by Permira funds and co-investors (the “Transaction”).
[2]	Adjusted EBITDA is defined as net income (loss) plus non-cash adjustments to revenue from purchase accounting; interest expense, net; other (income) expense; income tax expense (benefit); and non-cash charges, including depreciation, amortization and stock-based compensation expense.
[3]	Free cash flow subtracts from adjusted EBITDA capitalization of content databases, purchases of property and equipment and cash received (paid) for income taxes and interest.
[4]	This amount does not include $400.0 million in senior unsecured PIK notes issued by our parent company, Ancestry.com Holdings LLC. While not required, Ancestry.com LLC intends to make distributions to its parent in order to fund cash payments on these notes.

•	Content – The Company added 3.1 billion new records during 2014. New collections added in the fourth quarter included:

•	Pennsylvania Vital Records, 1708-1985 – 2.2 million records, bringing the total to 7 million Pennsylvania Vital records

•	American Indian Collection – 1.3 million records, bringing the total to 9 million American Indian records

•	UK WWI Service Medal and Award Rolls, 1914-1920 – 6.5 million records

•	Sweden Selected Indexed Household Clerical Surveys, 1880-1893 – 1.6 million records

•	New York Sing Sing Prison Admission Registers, 1865-1939 – 70,000 records

•	AncestryDNA – AncestryDNA now has a database with DNA samples from 700,000 people. AncestryDNA was also launched in the United Kingdom and Ireland in January 2015.

•	International – Ancestry.com rolled out over 30 new databases as part of its expansion into the German market, encompassing 11.7 million records covering areas including Berlin, Bavaria and Mecklenburg-Western Pomerania.

Conference Call & Webcast

Ancestry.com will host a conference call today at 3:00 p.m. MT (5:00 p.m. ET). Participants can access the conference call by dialing 315-625-6887 approximately ten minutes prior to the start time.

Use of Non-GAAP Measures

The Company believes that non-GAAP revenues, adjusted EBITDA and free cash flow are useful measures of operating performance because they exclude items that the Company does not consider indicative of its core performance. Non-GAAP revenues are calculated by adding the effects of non-cash adjustments to revenue from purchase accounting for the Transaction. In the case of adjusted EBITDA, net income (loss) is adjusted for such expenses as non-cash adjustments to revenue from purchase accounting; interest expense, net; other (income) expense, net; income tax expense (benefit); and non-cash charges, including depreciation, amortization and stock-based compensation expense. Free cash flow subtracts from adjusted EBITDA the capitalization of content databases, purchases of property and equipment and cash received (paid) for income taxes and interest. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, total revenues, net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited summary financial statements.

The Company uses non-GAAP revenues, adjusted EBITDA and free cash flow as measures of operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of its business; to evaluate the effectiveness of its business strategies; and in communications with its operating committee concerning its financial performance. The Company also uses non-GAAP revenues and adjusted EBITDA as factors when determining the incentive compensation pool.

About Ancestry.com

Ancestry.com is the world’s largest online family history resource with more than 2 million paying subscribers across all its websites. More than 15 billion records have been added, and users have created more than 60 million family trees to the core Ancestry websites, including its flagship site www.ancestry.com and its affiliated international websites. Additionally, Ancestry.com offers a suite of online family history brands, including Archives.com, Fold3.com, Newspapers.com, as well as the AncestryDNA product, sold by Ancestry.com DNA, LLC, which, along with its core Ancestry websites, are all designed to empower people to discover, preserve and share their family history.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements describing the Company’s subscriber base, future earnings, growth outlook and financial and operating performance, its business outlook, its leadership position and its opportunities and prospects for growth, including growth in revenues, adjusted EBITDA and number of subscribers. These forward-looking statements are based on information available to the Company as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, such risks and uncertainties include the Company’s continued ability to attract and retain subscribers; continued service outages or a significant disruption in service on its websites; its continued ability to acquire content and make it available online; its ability to add tools and features and provide value to satisfy customer demand; difficulties encountered in integrating acquired businesses and retaining customers; the timing and amount of investments in the Company’s DNA service; market conditions; the Company’s substantial debt obligations as a result of the Transaction; its intention to pay distributions to its parent in order to service its parent’s indebtedness; the availability of cash and credit; the adverse impact of competitive product announcements; failure to achieve anticipated revenues, adjusted EBITDA and operating performance; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation. Information concerning additional factors that could cause events or results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2014, which was filed with the Securities and Exchange Commission on November 3, 2014, and in discussions in other of our Securities and Exchange Commission filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Contact:

Heather Erickson

herickson@ancestry.com

(801) 705-7104

ANCESTRY.COM LLC

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$108,494	$86,554
Restricted cash	49,086	60,740
Accounts receivable, net of allowances of $540 and $605 at December 31, 2014 and December 31, 2013, respectively	11,241	11,382
Income tax receivable	458	3,285
Current deferred income taxes	5,277	20,350
Prepaid expenses and other current assets	12,143	11,530

Total current assets	186,699	193,841
Property and equipment, net	37,106	37,613
Content databases, net	282,815	272,758
Intangible assets, net	269,054	416,735
Goodwill	948,283	948,283
Other assets	28,514	35,512

Total assets	$1,752,471	$1,904,742

LIABILITIES AND MEMBER’S INTERESTS
Current liabilities:
Accounts payable	$11,515	$12,575
Accrued expenses	46,579	51,923
Acquisition-related liabilities	49,086	60,640
Deferred revenues	145,010	137,864
Current portion of long-term debt	47,495	36,760

Total current liabilities	299,685	299,762
Long-term debt, net	824,742	869,620
Deferred income taxes	115,461	185,553
Other long-term liabilities	16,406	9,110

Total liabilities	1,256,294	1,364,045

Commitments and contingencies
Member’s interests	666,830	693,072
Accumulated deficit	(170,653)	(152,375)

Total member’s interests	496,177	540,697

Total liabilities and member’s interests	$1,752,471	$1,904,742

ANCESTRY.COM LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended		Year ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)		(unaudited)
Revenues:
Subscription revenues	$139,693	$133,556	$553,810	$499,557
Product and other revenues	15,469	11,430	65,734	40,834

Total revenues	155,162	144,986	619,544	540,391
Costs of revenues:
Cost of subscription revenues	24,556	23,090	95,899	86,889
Cost of product and other revenues	10,730	8,548	43,654	28,553

Total cost of revenues	35,286	31,638	139,553	115,442

Gross profit	119,876	113,348	479,991	424,949
Operating expenses:
Technology and development	21,677	21,825	94,221	85,723
Marketing and advertising	40,195	37,231	168,536	145,103
General and administrative	18,039	16,182	60,521	55,691
Amortization of acquired intangible assets	36,636	46,161	147,681	185,193

Total operating expenses	116,547	121,399	470,959	471,710

Income (loss) from operations	3,329	(8,051)	9,032	(46,761)
Interest expense, net	(17,298)	(27,268)	(69,680)	(97,837)
Other expense, net	(512)	(221)	(368)	(655)

Loss before income taxes	(14,481)	(35,540)	(61,016)	(145,253)
Income tax benefit	7,416	12,193	42,738	65,553

Net loss	$(7,065)	$(23,347)	$(18,278)	$(79,700)

ANCESTRY.COM LLC

	Three months ended(1)		Year ended(1)
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)		(unaudited)
Reconciliation of adjusted EBITDA and free cash flow to net loss (in thousands):
Net loss	$(7,065)	$(23,347)	$(18,278)	$(79,700)
Non-cash revenue adjustment(2)	—	953	—	21,115
Interest expense, net	17,298	27,268	69,680	97,837
Other expense, net	512	221	368	655
Income tax benefit	(7,416)	(12,193)	(42,738)	(65,553)
Depreciation	5,636	4,675	21,498	16,931
Amortization	44,095	53,141	176,755	211,974
Stock-based compensation expense	2,008	2,849	8,004	8,324

Adjusted EBITDA	$55,068	$53,567	$215,289	$211,583

Capitalization of content database costs	(8,358)	(7,507)	(37,566)	(22,239)
Purchase of property and equipment	(2,712)	(9,466)	(21,821)	(26,714)
Cash paid for interest	(23,227)	(24,666)	(60,450)	(70,311)
Cash received (paid) for income taxes	(107)	3,682	(1,334)	40,601

Free cash flow(3)	$20,664	$15,610	$94,118	$132,920

	Three months ended		Year ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(unaudited)		(unaudited)
Reconciliation of Non-GAAP revenues to total revenues (in thousands):
Total revenues	$155,162	$144,986	$619,544	$540,391
Non-cash revenue adjustment(2)	—	953	—	21,115

Non-GAAP revenues	$155,162	$145,939	$619,544	$561,506

Footnotes:

(1)	Net loss and therefore adjusted EBITDA and free cash flow for the three and twelve months ended December 31, 2014 include $5.9 million and $10.1 million, respectively, of accrued interest to be paid on restricted cash held pending resolution of the shareholder appraisal litigation, professional service fees related to litigation, and costs associated with the return-of-capital distribution paid in February 2014 by our parent company, Ancestry.com Holdings LLC (“Holdings LLC”). Net loss and therefore adjusted EBITDA and free cash flow for the three and twelve months ended December 31, 2013 include $2.0 million and $5.6 million, respectively, of professional services related to litigation, reorganizing our corporate structure, registering our existing notes with the SEC, costs associated with the return-of-capital distribution paid in September 2013 by our parent company, Holdings LLC, and costs related to the settlement of litigation.
(2)	Represents non-cash adjustments to revenue or the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the Transaction.
(3)	Free cash flow for the three and twelve months ended December 31, 2014 does not include $19.2 million and $37.6 million, respectively, for distributions paid to our parent company, Holdings LLC, to pay accumulated interest on its PIK Notes.

ANCESTRY.COM LLC

Total Subscribers and Net Subscriber Additions

(in thousands)

	Year ended December 31,
	2014	2013
	(unaudited)
Total subscribers	2,115	2,140
Net subscriber additions	(25)	124